UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2019 (September 13, 2019)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 13, 2019, Gino M. Pereira notified Nxt-ID, Inc. (the “Company”) that he was resigning from his positions as the President and Chief Executive Officer of the Company, and as chairman and a member of the board of directors of the Company (the “Board”), effective immediately.

(c)(d) In connection with this transition, on September 17, 2019, the Board appointed Vincent S. Miceli, the Company’s Vice President and Chief Financial Officer, to the roles of President and Chief Executive Officer, as well as a member of the Board, effective September 17, 2019. Mr. Miceli will perform the services and duties that are normally and customarily associated with the President and Chief Executive Officer positions, as well as other duties as the Board reasonably determines.

Biographical information for Mr. Miceli has previously been disclosed in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 1, 2019.

There are no arrangements or understandings between Mr. Miceli and any other persons pursuant to which he was appointed as President and Chief Executive Officer of the Company and as a member of the Board. There are also no family relationships between Mr. Miceli and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description
99.1	Press Release of Nxt-ID, Inc., dated September 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
Name: Vincent S. Miceli Title: Chief Executive Officer